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                                                                    Exhibit 10.3



                           CHANGE OF CONTROL AGREEMENT

        This Change of Control Agreement is entered into this 1st day of March, 1999 between MiniMed Inc., a Delaware corporation (the "Company") and Eric S. Kentor (the "Executive").

                                 R E C I T A L S

        The Company considers it essential and in the best interest of its stockholders to foster the continuous employment of key management personnel. The Company further recognizes that, as in the case of many publicly held corporations, the possibility of a change of control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may create concerns for, and the distraction of, management personnel and may even result in departures which might have otherwise not have taken place, all to the detriment of the Company and its stockholders. The Company now desires to take steps to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change of control of the Company.

                                A G R E E M E N T

        1. Payment of Severance Benefits Upon Change of Control. In the event of a Change of Control of the Company (as defined in Section 3) during the two-year period from the date of this Agreement, the Executive shall be entitled to the benefits set forth in Section 2 (the "Severance Benefits"), but only if:

               (a) the Executive's employment by the Company or the successor owner of its business is terminated by the Company or such successor without Cause (as defined in Section 4) during the two years after the occurrence of the Change of Control;

               (b) the Executive terminates his or her employment with the Company or its successor (i) for Good Reason (as defined in Section 5) during the two years after the occurrence of the Change of Control or
        (ii) with or without Good Reason during the thirty day period after the first anniversary of the Change of Control provided that the Executive gives the Company at least sixty (60) days prior written notice of any such termination pursuant to this clause (ii);

               (c) the Executive's employment by the Company is terminated by the Company within three months prior to the Change of Control and such termination (i) was at the request of a third party who had taken steps to effect the Change of Control at the time of the request or (ii) otherwise arose in connection with or in anticipation of the Change of Control; or

               (d) the Executive terminates his or her employment with the Company for Good Reason within three months prior to the Change of Control and the event


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        referred to in Section 5 (a), (b) or (c) constituting Good Reason (i)
        occurs at the request of a third party who had taken steps to effect the Change of Control at the time of the request or (ii) otherwise arose in connection with or in anticipation of the Change of Control.

        A termination of the Executive's employment coupled with an offer of employment by an Affiliate of the Company will not constitute a termination of employment for purposes of this Agreement unless the terms of employment offered would constitute Good Reason for the Executive to terminate his or her employment if they were imposed by the Company and then only if the Executive does not accept the offer. Any resignation by the Executive at the request of the Board of Directors shall be treated as a termination by the Company pursuant to (a) or (c) above (whichever is applicable) but shall not necessarily mean that the requirements of (c)(i) or (ii) have been satisfied. An "Affiliate" of the Company is an entity controlling, controlled by or under common control with the Company as defined in Rule 405 of the Securities and Exchange Commission under the Securities Act of 1933.

        The effective date of any termination of employment referred to in (a) or (c) above shall be the date specified by the Company or the successor owner of its business, and the effective date of any termination of employment referred to in (b) or (d) above shall be the date specified in the notice of termination delivered pursuant to Section 5 or, if no date is specified in the notice, the date specified by the Executive orally or, if no such date is specified orally, the date the Executive ceases working for the Company or the successor owner of its business on a full time basis.

        2.     Definition of Severance Benefits.

        2.1 Amount of Benefits. Except as provided in Section 2.2, the Severance Benefits referred to in Section 1 shall include and be limited to the following:

               (a) a lump sum payment equal to two times (2X) the Executive's annual base salary (at the greater of the rate in effect immediately prior to the Change of Control or the rate in effect immediately prior to the termination of his or her employment);

               (b) a lump sum payment equal to two times (2X) the Executive's Three-Year Average Bonus (as defined and calculated in accordance with Section 6);

               (c) a lump sum payment with respect to the Executive's bonus for the year of termination of employment as follows:

                      (i) if the performance and other criteria for earning the
               Executive's bonus for the year of termination of employment have been established for the quarterly periods of that year and the criteria through the end of the last full quarter prior to the effective date of termination have been been satisfied (excluding any criterion that the Executive continued to be employed through the end of the year), then the pro rata portion of the full



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               bonus that would have been earned for that year if the
               performance criteria for the full year were satisfied to the same extent as they have been satisfied for such interim period (such pro rata portion to be determined on the basis of the number of days in the year prior to the termination of employment as compared to the full year);

                      (ii) if the performance and other criteria for earning the
               Executive's bonus for the year of termination of employment have been established as provided in (i) above and the criteria for earning any bonus through the end of the last full quarter prior to the effective date of termination have not been satisfied (and the Executive would be deemed to not be eligible for any portion of any bonus in connection therewith), then no payment pursuant to this Section 2.1 (c);

                      (iii) if the performance and other criteria for earning
               the Executive's bonus are not established on a quarterly basis as provided in (i) and (ii) above and all performance and other criterial for earning the bonus for the full year have been satisfied as of the date of termination (other than the criterion that Executive continue to be employed through the end of the year), then a pro rata portion of the full bonus for that year determined as provided in (i) above; and

                      (iv) if none of (i) through (iii) apply, then a prorated
               portion of the Executive's Three-Year Average Bonus (such prorata portion to be determined as provided in (i) above.

               (d) continuation of the Company's contribution to any health, disability and life insurance benefits being offered at the time of termination of his or her employment for the period from the effective date of termination of employment until the earlier of the date two (2) years thereafter or the date the Executive becomes employed on a full-time basis by another employer and is covered by a medical plan provided by such employer with no applicable exclusions for pre-existing conditions;

               (e) if the Executive has the right to use of a Company car or is granted a car allowance, continuation of such use or allowance for a period of one year after the effective date of termination of the Executive's employment or until such earlier date as the Executive becomes employed on a full time basis by another employer; and

               (f) acceleration of the exercise dates of all outstanding options to purchase shares of capital stock of the Company (or any other security or property as to which any such option may have become exercisable pursuant to its terms) held by the Executive and granted under stock option plans adopted by the Company for employees and others so that such options become fully exercisable on the date of the termination of the Executive's employment to the extent they were not otherwise exercisable.



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The payments in (a), (b) and (c) above shall be made within thirty (30) days after the effective date of the termination of the Executive's employment.

        Notwithstanding (a) through (e) above, in the case of a termination of employment prior to the occurrence of a Change of Control, the Company shall have no obligation to pay or provide any Severance Benefits with respect to the period prior to the occurrence of the Change of Control. In such event, and to the extent Section 1 (c) or (d) applies, the amount of Severance Benefits shall be determined as if the Executive's employment terminated effective upon the occurrence of the Change of Control, except that, if any of the benefits referred to in (a) through (e) above have been paid or provided for all or any portion of the period between the termination of employment and the Change of Control, the amount of the Severance Benefits which would otherwise be paid shall be reduced by the amount of the benefits paid or provided for the period prior to the Change of Control. With respect to acceleration of the exercise dates of stock options pursuant to (f) above for an Executive whose termination of employment occurred prior to the occurrence of the Change of Control, such acceleration shall not occur until the Change of Control and any such stock option which shall have expired without being fully exercised during the period from the termination of employment to the date of the Change of Control shall be deemed to have been reinstated and extended to permit acceleration as contemplated by (f) above and exercise of the option concurrently with the consummation of any transaction constituting a Change of Control or, in the event of such a change referred to in Section 3.1 (a) or (d), within thirty days thereafter.

        Notwithstanding (b) and (c) above, the benefits set forth in those subparagraphs shall not be payable if the Executive had been advised, prior to the Change of Control, that he or she would not be eligible to earn a bonus for the year in which the termination of employment becomes effective unless (i) such advice was at the request of a third party who had taken steps to effect the Change of Control or (ii) otherwise arose in connection with the Change of Control.

        2.2 Reduction of Amount of Severance Benefits In the event the Company determines that payment of any of the Severance Benefits would result in the imposition of any tax imposed by Section 4999 of the Internal Revenue Code of 1986 and the regulations thereunder (or any successor provisions), the Severance Benefits referred to in Section 2.1 (a) through (e) shall be reduced to such extent as the Company determines is necessary to avoid the imposition of any such tax. Such determination shall be made taking into account all other "parachute payments" (as defined in Section 280G of the Internal Revenue Code and the regulations thereunder or any successor provisions), to which the Executive would be entitled, including without limitation the acceleration of the exercise date of stock options. Such reductions shall first be made in the bonus payments referred to in Section 2.1(b) and thereafter, if necessary, to the bonus payments referred to in Section 2.1(c), the salary payments referred to in Section 2.1(a) and the other benefits referred to in Section 2.1(e) and
(d), all in that order of priority.

        In no event shall any reductions in Severance Benefits pursuant to this
Section 2.2 affect the Executive's rights under 2.1(f) or under any then existing stock option agreement or plan. If the Company determines that, after the reduction of the other Severance Benefits referred to above, the acceleration of the exercise dates of stock options pursuant to 2.1(f) above or pursuant



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to the terms of the option agreements or plans themselves would still result in the imposition of a tax imposed by Section 4999 of the Internal Revenue Code, then all of the reductions in Severance Benefits referred to in Section 2.1 (a) through (e) shall be made and there shall be no further reduction in Severance Benefits except to the extent that the Executive elects in writing, prior to the delivery of any notice of termination of his or her employment, to not have any stock options so accelerate.

        2.3 Resolution of Disagreements. The Company shall make its determination as to whether any reduction in Severance Benefits is required pursuant to Section 2.2 within 15 days after the termination of the employment of the Executive and again promptly after the Executive exercises any stock options and shall deliver to the Executive written notice of the determination together with the Company's detailed calculations supporting its conclusion. If the Executive does not agree with the Company's determination, he or she shall notify the Company in writing of that disagreement within 30 days after receipt of the Company's notice and detailed calculations. Failure to give such notice of disagreement shall be deemed to constitute acceptance of the determination by the Company, and such determination shall become final and binding on the parties. The notice by the Executive shall set forth in reasonable detail why the Executive disagrees with the determination made by the Company and shall be accompanied by the Executive's detailed calculations supporting his or her conclusion.

        If the Company and the Executive have not resolved their disagreement within ten days after the Company receives the Executive's notice and detailed calculations, the Company and the Executive will each have the right, acting without the other, to refer the matter to the firm then serving as the independent certified public accountants of the Company, whose determination shall be final and binding on both parties. The Company will endeavor to cause the accounting firm to give both the Executive and the Company written notice of its determination accompanied by its detailed calculations. If (i) neither party refers the dispute to the independent accounting firm within thirty days after the Company receives the Executive's notice, (ii) the Company does not then have a firm serving as its independent certified public accountants or (iii) the firm then serving in that capacity refuses to resolve the matter or fails to provide written notice of its determination accompanied by its detailed calculations within 30 days after the matter is referred to it, then either party will have the right to commence an arbitration pursuant to Section 13 to resolve the matter. The fees and expenses of the accounting firm will be paid by the Company.

        If the Company determines that payment of the full Severance Benefits will result in the imposition of a tax as provided above, the Company will have the right to withhold from the payment of Severance Benefits the amount of any reduction determined by it in accordance with Section 2.2. If the Executive disagrees with the determination by the Company, the Company shall have the right to continue to withhold the payments of such amounts until the matter is finally resolved. If such resolution indicates that the Company's determination was incorrect, the Company shall promptly pay to the Executive any amount of Severance Benefits which should not have been withheld, with interest for the period that the payment was withheld at the reference rate then in effect of the Bank of America National Trust and Savings Association.



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        3.     Definition of Change of Control.

        3.1 Events Constituting Change of Control. For purposes of this Agreement, a "Change of Control" of the Company shall be deemed to have occurred if any one of the following events occurs:

               (a) except as provided in Section 3.3, the acquisition by any person or group of beneficial ownership (as defined in Section 3.5) of more than 30% of the outstanding shares of Common Stock of the Company or, if there are then outstanding any other voting securities of the Company, such acquisition of 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

               (b) the Company sells all or substantially all of its assets (or consummates any transaction having a similar effect) or the Company merges or consolidates with another entity or completes a reorganization except as provided in Section 3.4;

               (c) the Company is liquidated; or

               (d) The Board of Directors of the Company (if the Company continues to own its business) or the board of directors or comparable governing body of any successor owner of its business (as a result of a transaction which is not itself a Change of Control) consists of a majority of directors or members who are not Incumbent Directors (as defined in Section 3.2).

Any purchase or redemption of outstanding shares of Common Stock or other voting securities by the Company resulting in an increase in the percentage of outstanding shares or other voting securities beneficially owned by any person or group shall be deemed to constitute a reorganization pursuant to (b) above except as provided in Section 3.4.

        3.2 Definition of Incumbent Directors. For purposes of Section 3.1 and subject to the last sentence of this Section 3.2, "Incumbent Directors" includes only those persons who are:

               (i) serving as directors of the Company on the date of this Agreement or,

               (ii) elected by a majority of the directors who then constitute Incumbent Directors or selected by a majority of such directors to be nominated for election by the stockholders and are elected.

In no event, however, shall any director whose election to office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by on behalf of a person or entity other than the Board of Directors of the Company be an Incumbent Director.



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        3.3 Exception for Certain Acquisitions of Stock. Section 3.1(a) shall not include the acquisition of beneficial ownership of Common Stock or other voting securities of the Company

               (a) by the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company.

               (b) by Alfred E. Mann,

               (c) by any person or entity as a result of the death of Mr. Mann if the shares acquired were beneficially owned by Mr. Mann immediately before his death; or

               (d) by any person or entity during Mr. Mann's lifetime if the shares acquired were beneficially owned by Mr. Mann immediately prior to their acquisition and the acquisition is a charitable contribution or a transfer to a trust, partnership, corporation or other entity in which Mr. Mann's family and/or any charity or charities own a majority of the beneficial interests.

        3.4 Exceptions for Certain Reorganizations. Section 3.1(b) shall not apply to any transaction described therein if the holders of the voting securities of the Company outstanding immediately prior to the transaction own immediately after the transaction in approximately the same proportions 70% or more of the combined voting power of the voting securities of the entity purchasing the assets or surviving the merger or consolidation or, in the case of a reorganization, 70% or more of the combined voting power of the voting securities of the Company. No increase in the percentage of outstanding shares or other voting securities beneficially owned by Alfred E. Mann resulting from any redemption of shares or other voting securities by the Company shall result in a Change of Control pursuant to Section 3.1.

        3.5 Definition of Person, Acquisition, Group and Beneficial Ownership. For purposes of this Agreement the term "person" shall have the meaning set forth in the Securities Exchange Act of 1934 and the terms "acquisition," "group, " and "beneficial ownership" shall have the meanings set forth in Rules 13d-3 and 13d-5 of the Rules of the Security and Exchange Commission adopted under the Securities Exchange Act of 1934 except that shares which a person or group has the right to acquire shall be deemed beneficially owned whether or not that right is presently exercisable and regardless of when it becomes exercisable.

        4. Definition of Termination for Cause. The Executive's employment shall be deemed to have been terminated for "Cause" if such employment terminates as a result of:

               (a) the death of the Executive;

               (b) the Executive becoming unable to perform the essential duties of his or her position, even with reasonable accommodation, as a result of any physical or mental condition for a period of more than ninety
        (90) consecutive days or for ninety (90) nonconsecutive days in any three hundred sixty five (365) day period;



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               (c) the Executive reaching a mandatory retirement age established by the Company before the Change of Control and not in anticipation thereof; or

               (d) the Executive's gross negligence; willful misconduct; breach of fiduciary duty to the Company involving self-dealing or personal profits or conviction, entry of a plea of guilty or nolo contendre to a charge of a felony or other crime involving moral turpitude.

        5. Definition of "Good Reason." For purposes of this Agreement the Executive shall be deemed to have terminated his or her employment for "Good Reason" if such a termination results from:

               (a) the Company substantially reducing or increasing the duties, responsibilities or volume of work of the Executive compared to those he or she had in the position he or she held immediately prior to the Change of Control except in connection with a promotion accepted by the Executive;

               (b) the Company requiring the Executive to have as his or her principal location of work any location which is not within 35 miles of either the Executive's principal location of work or the Executive's residence immediately prior to the Change of Control;

               (c) the Company (i) reducing the base salary of the Executive,
        (ii) reducing the employee benefits available to the Executive (not including bonuses or stock options) to an extent which is material to all such benefits taken as a whole, or (iii) changing any objective criteria for calculating the annual bonus that can be earned by the Executive or, if no such objective criteria exist, changing the amount of the annual bonus such that the Executive cannot reasonably be expected to earn in salary and bonus combined at least 90% of the average amount he or she had earned in salary and bonus combined for the last three full fiscal years preceding the year for which the bonus is changed or such lesser number of full fiscal years during which the Executive has been employed by the Company;

               (d) the Company reducing the employee benefits available to the Executive (not including bonuses or stock options) to an extent which is material to all such benefits taken as a whole; or

               (e) the Company failing to require a successor to expressly assume this Agreement as required in Section 9 below unless such assumption occurs and is effective by operation of law.

        Notwithstanding the foregoing, none of the events referred to in (a) through (c) above shall constitute Good Reason unless the Executive gives written notice to the Company of his or her election to terminate his or her employment for such reason within 90 days after he or she becomes aware of the existence of facts or circumstances constituting Good Reason. Such notice shall set forth in reasonable detail the facts and circumstances constituting the Good Reason and,



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if the Good Reason is a curable condition, shall provide the Company with 30 days to cure such condition. The notice shall also specify the date when the termination of employment is to become effective (if the Good Reason is not curable or is curable but not cured within the 30 days), which date shall be not less than 60 days and not more than 180 days from the date the notice is given.

        6. Definition of "Three-Year Average Bonus." For purposes of determining the amount of the Severance Benefit referred to in Section 2.1 (b) and (c) (subject to the last paragraph of Section 2.1), an Executive's "Three-Year Average Bonus" shall be deemed to be the average of the bonuses paid for the three most recent full fiscal years preceding the date of termination of the Executive's employment, or, if the Executive was not an executive officer of the Company during such three year period or could not have earned a bonus during such three year period, then (subject to the last paragraph of Section 2.1) the average annual bonus for such shorter time that he or she was an executive officer of the Company and could have earned a bonus. Notwithstanding the foregoing, if all performance and other criteria for earning the bonus for the year in which termination of the Executive's employment occurs have been satisfied as of the effective date of such termination (other than the criterion that the Executive continued to be employed), then the full bonus for that year and the two most recent full fiscal years shall be averaged to determine the Three-Year Average Bonus.

        If the two year period referred to in Section 2.1(b) includes any partial fiscal year of the Company, the bonus for such partial fiscal year shall be calculated by prorating the Three Year Average Bonus based on the number of says in the partial fiscal year.

        7. Employment At Will. The employment relationship contemplated by this Agreement is an at will relationship under which either the Executive or the Company has the right at any time to terminate the employment relationship with or without Cause or Good Reason and without notice, subject only to the payment of the Severance Benefits set forth in Section 2 to the extent that they become payable under the terms of this Agreement. Nothing in this Agreement is intended to create a term of employment for a period of years or otherwise.

        8. Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any Severance Benefit provided for in this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer, except as provided in Section 2.1(d) and (e). Notwithstanding the foregoing, in the event that the Executive is entitled, by operation of any applicable law, to unemployment compensation benefits or benefits under the Worker Adjustment and Retraining Act of 1988 (known as the "WARN" Act) in connection with the termination of his or her employment in addition to those required to be paid to him or her under this Agreement, then to the extent permitted by applicable law governing severance payments or notice of termination of employment, the Company shall be entitled to offset against the amounts payable hereunder the amounts of any such mandated payments.

        9. Assumption of Agreement. The Company will require any successor (whether by purchase of assets, merger, consolidation or otherwise) to all or substantially all of the business



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and/or assets of the Company to expressly assume and agree to perform all of the obligations of the Company under this Agreement (including the obligation to cause any subsequent successor to also assume the obligations of this Agreement) unless such assumption occurs by operation of law. Nothing in this Section 9 is intended, however, to require that a person or group referred to in Section 3.1(a) as being the beneficial owner of shares of stock of the Company assume the obligations under this Agreement as a result of such stock ownership.

        10. Assignment and Successors in Interest. This Agreement is personal to the Executive and is not assignable by him or her. This Agreement shall inure to the benefit of and be enforceable by the Executive and his or her personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees, and is binding upon the successors and assigns of the Company.

        11. Withholding Taxes. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

        12. Covenants of Executive. During the period that Executive is receiving payments described in Section 1(a) above, he or she will not actively solicit any employees of the Company or its Affiliates to accept employment for any other person or entity and, during that period and thereafter, will not disclose to any person or entity any information concerning the Company or its business that the Executive knows to be of a confidential or non-public nature except as necessary to enforce this Agreement or as required by law. "Affiliate" is defined as any entity controlling, controlled by or under common control with, the Company within the meaning of Rule 405 of the Securities and Exchange Commission under the Securities Act of 1933.

        13. Notice. All notices, requests, demands and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, in the case of the Company to an executive officer other than the Executive, or when mailed by United States mail, postage prepaid, return receipt requested, addressed, in the case of the Company to 12744 San Fernando Road, Sylmar, California 91342 or, in the case of the Executive to the address set forth beneath his or her signature hereto, or such other address as may be provided by either party as to himself, herself or itself in the manner set forth above.

        14. Arbitration. Except as provided in Section 2.3, all disputes or controversies arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in Los Angeles County, California in accordance with the rules of the American Arbitration Association then in effect, provided that the arbitrator or arbitrators shall decide the dispute or controversy in accordance with California law as applied to this Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

        15. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California applicable to the agreements between residents of California to be performed entirely within California.



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        16. Attorneys' Fees. In the event of any litigation or arbitration arising out of or relating to this Agreement, the prevailing party shall be entitled to recover his, her or its reasonable attorneys' fees incurred in connection therewith.

        17. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, commitments, communications, representations, or warranties, whether oral or written except that nothing in this Agreement shall amend or supersede any employment or stock option agreement in effect on the date hereof.

        18. Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by parties hereto. No waiver by either party hereto at any time of any breach by the other party or of any right or remedy under this Agreement shall constitute a waiver of any other breach, right or remedy, whether or not similar in nature.

        19. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

MINIMED INC.

By:  /s/ Alfred E. Mann                           Eric S. Kentor
     ------------------                           ------------------------------
                                                         [Print Name]

                                                  12744 San Fernando Road
                                                  ------------------------------

                                                  Sylmar, CA  91342
                                                  ------------------------------
                                                          (Address)



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